UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2026
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Texas	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this report is incorporated by reference into this Item 3.03.

Following the change in the jurisdiction of incorporation of Dell Technologies Inc. (the “Company”) from Delaware to Texas effective July 1, 2026 pursuant to conversion as described in Item 8.01 (the “Redomestication”), the rights of shareholders of the Company as a Texas corporation (the “Texas Corporation”) differ in certain respects from the rights of stockholders of the Company as a Delaware corporation (the “Delaware Corporation”) before the Redomestication.

Among such differences, the Texas Corporation has elected in Article XVI of its certificate of formation adopted under Texas law (the “Certificate of Formation”) to be governed by provisions of the Texas Business Organizations Code (the “TBOC”) providing that no shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the Company against any director or officer of the Company in the director’s or officer’s official capacity unless, at the time the proceeding is instituted, such shareholder or group of shareholders beneficially owns at least 3% of the total outstanding shares of the Company.

The foregoing description of the provision regarding derivative proceedings is qualified in all respects by reference to the text of Article XVI of the Certificate of Formation filed as Exhibit 3.1 to this report.

A comparison of rights of the shareholders of the Texas Corporation to rights of the stockholders of the Delaware Corporation before the Redomestication is set forth in the sections of the Company’s 2026 proxy statement referred to in Item 5.07 captioned “What Will Change After the Redomestication—Comparison of the Delaware Charter and Texas Charter,” “—Comparison of the Delaware Bylaws and Texas Bylaws,” and “—Comparison of Stockholder Rights Under Delaware and Texas Law.”

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    On June 25, 2026, the Company held its 2026 annual meeting of stockholders (the “2026 annual meeting”). At the 2026 annual meeting, the Company’s stockholders voted on four proposals, which are described in the Company’s definitive proxy statement on Schedule 14A for the 2026 annual meeting filed with the Securities and Exchange Commission on May 15, 2026 (the “2026 proxy statement”).

(b) As of the record date for the 2026 annual meeting, an aggregate of 649,568,287 shares of the Company’s common stock were outstanding and entitled to vote at the meeting, of which 276,744,341 were shares of Class A common stock, 47,789,758 were shares of Class B common stock and 325,034,188 were shares of Class C common stock.

Each share of Class A common stock and each share of Class B common stock is entitled to ten votes per share. Each share of Class C common stock is entitled to one vote per share.

The final voting results with respect to each proposal voted upon at the 2026 annual meeting are set forth below.

Proposal 1

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, elected to the Board of Directors of the Company each of the seven nominees for Group I director, and the holders of the Company’s outstanding Class C common stock, voting separately as a series, elected to the Board of Directors of the Company the nominee for Group IV director, each as specified in the 2026 proxy statement, based on the following numbers of votes:

Group I Director Nominee	For	Withheld	Broker Non-Votes
Michael S. Dell	3,404,074,505	62,917,826	56,296,513
David W. Dorman	3,406,448,780	60,543,551	56,296,513
Egon Durban	3,457,143,993	9,848,338	56,296,513
David Grain	3,464,253,751	2,738,580	56,296,513
William D. Green	3,456,292,253	10,700,078	56,296,513
Ellen J. Kullman	3,361,912,443	105,079,888	56,296,513
Steven M. Mollenkopf	3,455,612,463	11,379,868	56,296,513

Group IV Director Nominee	For	Withheld	Broker Non-Votes
Lynn Vojvodich Radakovich	197,050,115	24,794,868	56,296,513

There were no abstentions with respect to this proposal.

Each nominee elected to the Board of Directors at the 2026 annual meeting as a Group I director or Group IV director was elected for a term commencing on the date of the 2026 annual meeting and ending on the earlier of the date on which the director’s successor is elected and qualified and the date of the director’s death, resignation, disqualification or removal.

Proposal 2

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 29, 2027, based on the following numbers of votes:

For	Against	Abstentions
3,503,964,905	19,008,278	315,661

There were no broker non-votes with respect to this proposal.

Proposal 3

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the 2026 proxy statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
3,359,870,372	106,600,872	521,087	56,296,513

Proposal 4

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, approved the redomestication of the Company from Delaware to Texas by conversion, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
3,358,114,482	107,690,029	1,187,820	56,296,513

The holders of the outstanding shares of the Company’s Class A common stock approved the redomestication of the Company from Delaware to Texas by conversion, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
2,767,249,771	0	0	0

The holders of the outstanding shares of the Company’s Class B common stock approved the redomestication of the Company from Delaware to Texas by conversion, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
477,897,577	0	0	0

Item 8.01    Other Events.

The information set forth in Item 3.03 and Item 5.07 of this report is incorporated by reference into this Item 8.01.

On June 26, 2026, the Company filed (i) a certificate of conversion, together with the Certificate of Formation, with the Secretary of State of the State of Texas and (ii) a certificate of conversion with the Secretary of State of the State of Delaware. Pursuant to these filings, the Redomestication approved by the Company’s stockholders at the 2026 annual meeting described in Item 5.07 became effective on July 1, 2026, at 12:01 a.m. Central Time (the “Effective Time”).

Pursuant to the plan of conversion adopted by the Board of Directors as of May 3, 2026, approved by the Company’s stockholders at the 2026 annual meeting as part of the Redomestication proposal, and executed on June 25, 2026 (the “Plan of Conversion”), the Certificate of Formation and the Company's bylaws adopted under Texas law (the “Bylaws”) became effective at the Effective Time.

By operation of the Plan of Conversion and at the Effective Time:

•the Company continued in existence as a Texas corporation;

•the Company’s internal affairs ceased to be governed by Delaware law and became governed by Texas law; and

•the Company ceased to be subject to its amended and restated certificate of incorporation and amended and restated bylaws in effect pursuant to the Delaware General Corporation Law and became subject to the Certificate of Formation and the Bylaws in effect pursuant to the TBOC.

The Redomestication did not result in any change in the headquarters, business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities, net worth (other than as a result of the costs related to the Redomestication), or state of incorporation of any subsidiary of the Company. The conversion of the Delaware Corporation into the Texas Corporation and the resulting cessation of the Company’s existence as a corporation of Delaware will not affect obligations or liabilities of the Company incurred before the conversion. The Company’s rights and obligations under its material contractual arrangements will continue as rights and obligations of the Texas Corporation.

In addition, at the Effective Time:

•each share of Class A common stock of the Delaware Corporation issued and outstanding or held in treasury automatically converted into one validly issued, fully paid and nonassessable share of Class A common stock of the Texas Corporation;

•each share of Class B common stock of the Delaware Corporation issued and outstanding or held in treasury automatically converted into one validly issued, fully paid and nonassessable share of Class B common stock of the Texas Corporation; and

•each share of Class C common stock of the Delaware Corporation issued and outstanding or held in treasury automatically converted into one validly issued, fully paid and nonassessable share of Class C common stock of the Texas Corporation.

Holders of shares will not have to exchange their stock certificates or book-entry entitlements for new stock certificates or book-entry entitlements.

The Company’s Class C common stock continues to be listed on the New York Stock Exchange and traded under the symbol “DELL.”

At the Effective Time, all of the Company’s obligations under the Company’s equity compensation plans became obligations of the Texas Corporation. Each outstanding option to purchase shares of Delaware Corporation Class C common stock under these plans was converted into an option to purchase an equal number of shares of the Texas Corporation Class C common stock at the same exercise price and on the same terms and conditions as those in effect immediately before the Redomestication. Each restricted stock unit, performance stock unit or other equity award was converted into an equivalent award subject to an equal number of shares of the Texas Corporation Class C common stock and with the same terms and conditions issued by the Texas Corporation.

More detailed information about the Redomestication and the effects thereof is set forth in the 2026 proxy statement referred to in Item 5.07.

Copies of the Plan of Conversion, the Certificate of Formation and the Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this report and are incorporated herein by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following documents are herewith filed as exhibits to this report:

Exhibit Number	Description
2.1	Plan of Conversion
3.1	Certificate of Formation of Dell Technologies Inc.
3.2	Bylaws of Dell Technologies Inc.
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)